UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2026

RENX ENTERPRISES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Brickell Ave, Floor 11 Suite 109,

Miami FL 33131

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (786) 808-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2026, RenX Enterprises Corp. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with James D. Burnham (the “Debtholder”), to exchange (the “Exchange”) $1,446,774.32 of principal and accrued interest outstanding (the “Outstanding Debt”) under a Promissory Note, dated June 2, 2025 (the “Note”), for 1,441 shares (the “Preferred Shares”) of a newly designated series of Series D Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), convertible at an initial conversion price of $2.895 per share into 497,754 shares of common stock (the “Conversion Shares”) and a common stock purchase warrant (the “Warrant” and, together with the Preferred Shares, the “Securities”) to purchase up to 124,438 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), exercisable at an initial exercise price of $2.895 per share, subject to, among other things, adjustment, shareholder approval (if required under Nasdaq rules) and certain beneficial ownership limitations. Pursuant to the Exchange Agreement, on September 30, 2026, the Company issued the Securities and the Outstanding Debt was cancelled.

James D. Burnham currently serves as the Company’s Director of Growth & M&A and previously served as a director on the Company’s Board of Directors.

The Exchange Agreement

Pursuant to the Exchange Agreement, on September 30, 2026, the Company issued the Securities and the Outstanding Debt was cancelled. The Exchange Agreement contains customary representations and warranties and agreements by the Company and the Debtholder.

In the Exchange Agreement, the Debtholder acknowledged that the shares of Common Stock issuable upon conversion of the Preferred Shares and the exercise of the Warrants are subject to an exchange cap (the “Exchange Cap”) such that the Company will not issue shares of Common Stock upon a conversion of the Preferred Shares or the exercise of the Warrants if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching its obligations under the rules or regulations of Nasdaq.

In the event the Company’s Common Stock is delisted from Nasdaq for 30 or more consecutive trading days without relisting on an approved exchange, the Exchange Agreement provides that the Debtholder may elect to, by written notice to the Company, exchange the Preferred Shares for an unsecured promissory note of the Company bearing 10% annual interest with a 24-month maturity.

The Preferred Stock

The terms of the Preferred Stock are set forth in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”). On October 2, 2026, the Company filed the Certificate of Designation with the Delaware Secretary of State, designating 1,441 shares of the Company’s preferred stock as Series D Preferred Stock, which sets forth the following key terms:

Par Value/Stated Value

The Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000.00.

Conversion Terms

Subject to the Beneficial Ownership Limitation (as defined below), each share of Preferred Stock is initially convertible, at the option of the holder thereof, at any time and from time to time after the date that the Company’s receipt of stockholder approval in accordance with Nasdaq rules, and without the payment of additional consideration by the holder thereof, at an initial conversion price of $2.895 per share.

The conversion price is subject to standard proportional adjustment for stock dividends, stock splits or similar events, subject to a floor price of $1.50 (the “Floor Price”). The conversion price is also subject to the full-ratchet style adjustment for dilutive issuances (each a, “Dilutive Issuance”), subject to the Floor Price and with Exempt Issuances (as defined in the Certificate of Designations) carved out. If a holder elects to convert following a Dilutive Issuance that causes the conversion price to be less than the Floor Price, then the holder would receive the Conversion Shares based upon the Floor Price plus a cash true-up. The issuance of all of the Conversion Shares issuable upon conversion of the Preferred Stock, including, without limitation, to give full effect to any adjustment to the conversion price following any stock dividend, stock split or other share combination event or a Dilutive Issuance is subject to Company stockholder approval, to the extent required by the applicable rules and regulations of The Nasdaq Stock Market LLC. If the Preferred Stock were to fully convert (including if the conversion price is reduced to the Floor Price, but excluding any shares of Preferred Stock or adjustments to the stated value that may occur as a result of dividend payments), the Company would issue up to 960,666 shares of Common Stock.

Beneficial Ownership Limitation

A holder of the Preferred Stock is prohibited from converting shares of Preferred Stock into shares of Common Stock (the “Beneficial Ownership Limitation”) if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, subject to adjustment by the holder to up to 19.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion upon 61 days’ prior notice.

Dividend Terms

Dividends accrue on the Preferred Stock at the rate of 8% of the stated value per share on a per annum basis, compounding quarterly and accruing day to day and, if dividends are not paid in cash, the rate increases to 9% per annum. Dividends may be paid in cash from any funds legally available for the declaration of dividends, in additional shares of Preferred Stock, or by increasing the stated value on the Corporation’s books by the amount of the dividend. Dividends are payable as and when the Board of Directors of the Company may determine, upon liquidation and upon occurrence of a Fundamental Transaction (as such term is defined in the Certificate of Designation).

Rank; Liquidation Preference

The Preferred Stock ranks prior in and preference to the Common Stock and Series A Preferred Stock and pari passu (unless otherwise agreed by holders of at least a majority of the outstanding shares of Preferred Stock) with the Company’s Series B Non-Voting Convertible Preferred Stock, Series C Non-Voting Convertible Preferred Stock and any other series of the Corporation’s preferred stock with respect to payment of dividends and the consummation of any redemption. In the event of the liquidation, dissolution or winding-up of the Company (a “Liquidation”), whether voluntarily or involuntarily, the holders of Preferred Stock will be entitled to receive an amount in cash per share of Preferred Stock equal to 150% of the stated value of such shares prior and in preference to the Common Stock and Series A Preferred Stock and pari passu with the Company’s Series B Non-Voting Convertible Preferred Stock, Series C Non-Voting Convertible Preferred Stock and any other series of preferred stock.

Voting Rights

Holders of the Preferred Stock are entitled to vote on an as-converted basis, based on the initial conversion price of $2.895 per share (disregarding any subsequent adjustments that may be made to the conversion price), alongside holders of Common Stock as a single class, subject to the Exchange Cap (until such time that stockholder approval has been obtained) and the Beneficial Ownership Limitation. In addition, as long as any shares of Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation; authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Preferred Stock; amend its certificate of incorporation in any manner that adversely affects any rights of the holders of Preferred Stock, increase the number of authorized shares of Preferred Stock, declare dividends on or redeem junior securities while accrued dividends remain unpaid; or enter into affiliate transactions exceeding $1 million without disinterested director approval or enter into any agreement with respect to any of the foregoing.

Redemption

The Company may redeem all or part of the Preferred Shares at any time after the 24-month anniversary of the issuance date by giving the holder at least 30 days’ written notice. The buyback price depends on timing: 115% of stated value if redeemed between the 24-month and 36-month anniversaries, and 110% of stated value after the 36-month anniversary, in each case plus accrued and unpaid dividends. Holders of shares of Preferred Stock may instead elect to convert their shares of Preferred Stock into shares of Common Stock at any time during the notice period.

Fundamental Transaction

If a Fundamental Transaction (as such term is defined in the Certificate of Designation) occurs, then, upon any subsequent conversion of the Preferred Stock effected within two business days following the date that the Company announces that the Fundamental Transaction has occurred, the holders of shares of Preferred Stock shall have the right to receive, in lieu of the right to receive shares of Common Stock, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock.

The Warrant

Exercise Terms

Subject to the Exchange Cap and the Beneficial Ownership Limitation, the Warrant shall be immediately exercisable upon issuance, has a term of five years from the date of issuance, and be exercisable for shares of Common Stock at the Exercise Price of $2.895 per share; provided that the exercise price and number of shares of Common Stock issuable upon exercise of the Warrant is subject to customary adjustments pursuant to stock dividends, stock splits or similar events.

Fundamental Transaction

If a Fundamental Transaction (as such term is defined in the Warrant) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of the Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such Fundamental Transaction.

Rights of Holder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of the Common Stock, including any voting rights, until the holder exercises the Warrant.

Beneficial Ownership Limitation

The holder of the Warrant is prohibited from exercising the Warrant for shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99%. The holder can elect up to a 19.99% beneficial ownership limitation instead, and any increase takes effect only 61 days after notice to the Company.

The foregoing descriptions of the Certificate of Designation, Exchange Agreement and the Warrants are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 3.1, 10.1 and 4.1, respectively, and each of which is incorporated herein by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference in this Item 3.02. When issuing the shares of Preferred Stock and the Warrant pursuant to the Exchange Agreement in exchange for the cancellation of the Note, the Company relied upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 3(a)(9) promulgated thereunder due to the fact that Company was the same issuer of the Note, the Debtholder did not pay any additional consideration besides cancelling the outstanding Note, the exchange was made with a current Company investor and the Company did not pay any commission or remuneration for the solicitation of the exchange. The shares of Common Stock to be issued upon conversion of the Preferred Stock, to the extent issued, will also be issued pursuant to an exemption from the registration requirements of the Securities Act available under Section 3(a)(9) promulgated thereunder. The shares of Preferred Stock, the Warrant and the shares of Common Stock that may be issued upon conversion of the Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The shares of Common Stock to be issued upon exercise of the Warrant will be issued and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. In the Exchange Agreement, the Debtholder represented that it is an “accredited investor” as defined in Regulation D of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the Certificate of Designation, including the terms thereof, are incorporated herein by reference. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed or furnished, as applicable, with this Report:

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Designation of Series D Convertible Preferred Stock
4.1	Warrant, September 30, 2026
10.1	Exchange Agreement, September 30, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2026	RENX ENTERPRISES CORP.

	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer